Exhibit 10.1

WARRANT REPURCHASE AGREEMENT

This WARRANT REPURCHASE AGREEMENT (this “Agreement”), dated and effective as of February 16, 2026 (the “Effective Date”), is entered into by and between Slipstream Communications, LLC (the “Warrant Holder”), and Creative Realities, Inc., a Minnesota corporation (the “Company”). The Warrant Holder and the Company are sometimes each referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, the Warrant Holder holds a common stock purchase warrant with an issue date of October 17, 2024 (the “Warrant”), which was initially issued to the Warrant Holder pursuant to Section 1.9 of that certain Second Amended and Restated Loan and Security Agreement, dated as of February 17, 2022, by and between the Company, the Warrant Holder  and other signatory thereto (the “Credit Agreement”) and was subsequently amended and restated twice, as of June 30, 2022 and as of October 17, 2024, respectively;

WHEREAS, as amended and restated, the Warrant is currently exercisable for up to an aggregate of 1,731,499 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price per Warrant Share equal to $6.00; and

WHEREAS, the Parties have agreed to the repurchase and termination of the Warrant upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, terms, conditions, restrictions, acknowledgments and stipulations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Repurchase and Payment; Termination of Warrants and Warrant Documentation.

1.1               Upon the execution of this Agreement by the Parties, the Company shall repurchase from the Warrant Holder, and the Warrant Holder shall sell and transfer to the Company, the Warrant for an aggregate cash purchase price equal to Two Hundred Thousand Dollars ($200,000.00) (the “Purchase Price”). Payment of the Purchase Price shall be made by wire transfer of immediately available funds no later than two (2) business days following the Effective Date to an account designated in writing by the Warrant Holder.

1.2               Upon full payment as set forth in Section 1.1 above, the Warrant and any other agreements, documents or instruments relating to the Warrant (including without limitation the Credit Agreement (collectively, the “Warrant Documentation”) shall terminate, and, in consideration of such payment, all past, current and future obligations of the Company and the Warrant Holder under or relating to the Warrant and any Warrant Documentation shall be released, discharged and of no further force or effect.

2.              Representations and Warranties of the Warrant Holder. The Warrant Holder hereby represents and warrants to the Company that:

2.1               Organization; Power; Authority. The Warrant Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the full right, power and authority to enter into this Agreement and to sell, transfer, convey, assign and deliver the Warrant to the Company and complete the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Warrant Holder and constitutes the valid and binding obligation of the Warrant Holder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles.

2.2               No Conflicts. The execution, delivery and performance of this Agreement, the sale, transfer, conveyance, assignment and delivery of the Warrant, and compliance with the provisions hereof by the Warrant Holder, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or authority, or (b) result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Warrant Holder, under the organizational documents of the Warrant Holder, or any note, indenture, mortgage or lease, or any other material contract or other instrument, document or agreement to which the Warrant Holder is a party or by which it or any of its property is bound or affected. The Warrant Holder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body or authority which would prevent the execution or delivery of this Agreement by the Warrant Holder or the sale, transfer, conveyance, assignment and delivery of the Warrant to the Company pursuant to the terms hereof.

2.3               Consents. All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental body or authority or any other person or entity required in connection with the execution, delivery and performance by the Warrant Holder of this Agreement or the transactions contemplated hereby have been obtained by the Warrant Holder and are in full force and effect.

2.4               Good Title; No Liens. The Warrant Holder is the sole owner of, and has good, valid and marketable title to, the Warrant, free and clear of any and all Liens other than restrictions under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws. Other than the transaction contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any portion of the Warrant. As used herein, “Liens” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future. The Warrant Holder does not hold any Common Stock or additional rights or warrants to purchase Common Stock other than the Warrant. Upon consummation of the repurchase contemplated hereby, the Company will acquire from the Warrant Holder good, valid and marketable title to the Warrant, free and clear of all Liens.

2.5               Investment Representations. The Warrant Holder acknowledges that the Company may possess such material, non-public information about the Company that has not been disclosed to the Warrant Holder. The Warrant Holder acknowledges and agrees that except for the representations and warranties set forth in Section 3, the Company makes no representations or warranties with respect to itself, its business, results of operations, future prospects, financial condition or otherwise and the Warrant Holder is not relying upon any statement of fact or omission to state any fact by the Company. The Warrant Holder has received and carefully reviewed the Company’ s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, all subsequent public filings of the Company with the Securities and Exchange Commission, other publicly available information regarding the Company, and such other information that it and its advisers deem necessary to make its decision to enter into this Agreement. The Warrant Holder has evaluated the merits and risks of the transaction contemplated by this Agreement based exclusively on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary. The Warrant Holder has made its own decision concerning the transactions contemplated by this Agreement without reliance on any representation or warranty of, or advice from, the Company. Neither the Company nor any of its directors, officers, shareholders, employees and agents (i) has been requested to or has provided the Warrant Holder with any information or advice with respect to the transaction contemplated hereby nor is such information or advice necessary or desired, or (ii) has made or makes any representation as to the Company, the Warrant or the Warrant Documentation except as expressly set forth in Section 3. The Warrant Holder acknowledges and understands that the Company possesses material nonpublic information regarding itself not known to the Warrant Holder that may affect the value of the Warrant, (the “Information”), and that the Company is not disclosing the Information to the Warrant Holder. The Warrant Holder understands, based on its experience, the disadvantage to which it is subject due to the disparity of information between the Warrant Holder and the Company. Notwithstanding such disparity, the Warrant Holder has deemed it appropriate to enter into this Agreement and to consummate the transactions contemplated hereby. The Warrant Holder agrees that none of the Company or its affiliates, principals, stockholders, directors, officers, employees and agents shall have any liability to the Warrant Holder or its affiliates, principals, stockholders, partners, employees, agents, grantors or beneficiaries, whatsoever due to or in connection with the Company’s non-disclosure of the Information or otherwise as a result of the transaction contemplated hereby, and the Warrant Holder hereby irrevocably waives any claim that it might have based on the failure of the Company to disclose the Information. The Warrant Holder acknowledges that (x) the Company is relying on the Warrant Holder’s representations, warranties, acknowledgments and agreements in this Agreement as a condition to proceeding with the transaction contemplated hereby, and (y) without such representations, warranties and agreements, the Company would not enter into this Agreement or engage in such transaction.

3.              Representations and Warranties. The Company hereby represents and warrants to the Warrant Holder that:

3.1               Organization; Power; Authority. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the full right, power and authority to enter into this Agreement and to repurchase the Warrant from the Warrant Holder and complete the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles.

3.2               No Conflicts. The execution, delivery and performance of this Agreement, the repurchase of the Warrant, and compliance with the provisions hereof by the Company, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or authority, or (b) result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien, upon any of the properties or assets of the Company, under the organizational documents of the Company, or any note, indenture, mortgage or lease, or any other material contract or other instrument, document or agreement, to which the Company is a party or by which it or any of its property is bound or affected. The Company is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body or authority which would prevent the execution or delivery of this Agreement by the Company or the repurchase of the Warrants from the Warrant Holder pursuant to the terms hereof.

3.3               Consents. All consents, approvals or authorizations of, or registrations, filings or declarations with, any governmental body or authority or any other person or entity required in connection with the execution, delivery and performance by the Company of this Agreement or the transactions contemplated hereby have been obtained by the Company and are in full force and effect.

4.                   Release. (a) The Warrant Holder, on behalf of itself and its past, present and future parents, subsidiaries, affiliated entities, predecessors, successors, assigns, agents, representatives and each and every one of their respective past, present and future employees, owners, officers, directors, managers, members, shareholders, representatives, predecessors, successors, assigns, heirs, spouses and executors, jointly and severally (collectively, the “Warrant Holder Releasors”), hereby forever releases and discharges each of the Company and its past, present and future employees, owners, officers, directors, managers, members, shareholders, representatives, predecessors, successors, assigns, heirs, spouses and executors, jointly and severally (collectively, the “Company Releasees”) from, and unconditionally covenants not to sue, the Company Releasees for any and all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Warrant Holder Releasor may have now or may have in the future, against any of the Company Releases to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date relating to the Warrant or any Warrant Documentation or any and all obligations of any Company Releasee thereunder, but excluding any claims arising out of or pertaining to the enforcement of this Agreement.

(b)       The Company, on behalf of itself and its past, present and future parents, subsidiaries, affiliated entities, predecessors, successors, assigns, agents, representatives and each and every one of their respective past, present and future employees, owners, officers, directors, managers, representatives, predecessors, successors, assigns, heirs, spouses and executors, jointly and severally (collectively, the “Company Releasors”), hereby forever releases and discharges the Warrant Holder and its past, present and future employees, owners, officers, directors, managers, members, shareholders, representatives, predecessors, successors, assigns, heirs, spouses and executors, jointly and severally (collectively, the “Warrant Holder Releasees”) from, and unconditionally covenants not to sue, the Warrant Holder Releasees for any and all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Company Releasor may have now or may have in the future, against any of the Warrant Holder Releases to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Effective Date relating to the Warrant or any Warrant Documentation or any and all obligations of any Warrant Holder Releasee thereunder, but excluding any claims arising out of or pertaining to the enforcement of this Agreement.

5.	Miscellaneous.

5.1         Survival of Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the applicable statute of limitations.

5.2         Assignment. This Agreement and all obligations of the Warrant Holder are personal to the Warrant Holder and may not be transferred or delegated by the Warrant Holder at any time. The Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity without obtaining the consent or approval of the Warrant Holder.

5.3         Other Agreements. Nothing in this Agreement shall limit any of the rights or remedies of the Company or any of the obligations of the Warrant Holder under any other agreement between the Warrant Holder and the Company or any certificate or instrument executed by the Warrant Holder in favor of the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or any of the obligations of the Warrant Holder under this Agreement.

5.4         Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal proceedings, claims, suits, actions, demands, disputes or controversies (any of the foregoing, a “Proceeding”) concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or it is an inconvenient venue for such Proceeding. Each Party agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or himself, or its or his property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 5.7. Nothing in this Section 5.4 shall affect the right of any Party to serve legal process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO AFFILIATE, AGENT OR REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.4.

5.5         Counterparts; Electronic Delivery. This Agreement may also be executed and delivered by e-mail in portable document format or other electronic delivery in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.6         Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (c) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (d) the term “or” means “and/or”.

5.7         Notices. All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given, delivered and received (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail upon affirmative confirmation of receipt, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt, in each case to the applicable party at the following addresses (or to such other address for a party as shall be specified by like notice):

If to the Company, to: Creative Realities, Inc. 13100 Magisterial Drive, Suite 100, Louisville, KY 40223 Attention: Richard Mills, CEO E-mail: rick.mills@cri.com

With a copy (which shall not constitute notice) to:

Taft Stettinius & Hollister LLP

2200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Attention: Bradley A. Pederson

E-mail: bpederson@taftlaw.com

If to the Warrant Holder, to the address of Warrant holder as set forth under the name of Warrant Holder on the signature page hereto.

5.8         Tax Liability; Fees and Costs. Each Party shall be responsible for its own tax liability resulting from this Agreement. The Parties are responsible for their own fees and costs incurred in connection with the negotiation and execution of this Agreement.

5.9         Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of both Parties hereto. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

5.10         Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

5.11              Specific Performance. The Warrant Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by the Warrant Holder, money damages may be inadequate and the Company may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Warrant Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by the Warrant Holder and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

5.12             Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

5.13              Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled and of no further force or effect.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Warrant Repurchase Agreement as of the date first written above.

Company: CREATIVE REALITIES, INC.

By:	/s/ Richard Mills
Name: Richard Mills Title: Chief Executive Officer

Warrant Holder: SLIPSTREAM COMMUNICATIONS, LLC By: Managing Member: BCOM Holdings, LP By: BCOM GP, LLC, General Partner

By:	/s/ Anuj Kamdar
Name: Anuj Kamdar Title: Vice President

Address for Notice: c/o Pegasus Capital Advisors, L.P. 750 East Main Street, Suite 600 Stamford, CT 06902

[Signature page to Warrant Repurchase Agreement]